As filed with the Securities and Exchange Commission on April 1, 2025
Registration No. 333-284926

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OFFICE PROPERTIES INCOME TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	26-4273474 (I.R.S. Employer Identification Number)
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 219-1440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian E. Donley
Chief Financial Officer and Treasurer
Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 219-1440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Howard E. Berkenblit
Shu Wei
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of the Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
Pursuant to Rule 415(a)(5) under the Securities Act of 1933, the registrant may continue to offer and sell securities under the registrant’s registration statement on Form S-3 (File No. 333-265997), as amended, or the Prior Registration Statement, which became automatically effective upon filing, until the earlier of (i) the date on which the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission, and (ii) 180 days after the third-year anniversary of the effective date of the Prior Registration Statement, or the Expiration Date. In particular, the registrant may continue to offer and sell under the Prior Registration Statement common shares of beneficial interest in its at-the-market offering through Clear Street LLC, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on March 14, 2025, until the Expiration Date. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the registrant is registering on this registration statement $1,000,000,000 of unsold securities, or the Unsold Securities, that have been previously registered under the Prior Registration Statement, and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. To the extent that, prior to the Expiration Date, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in an additional pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement.

Explanatory Note
This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-284926) of Office Properties Income Trust, initially filed with the Securities and Exchange Commission on February 13, 2025, or the Registration Statement, is being filed solely for the purpose of (i) reducing the amount of the Unsold Securities covered by the Prior Registration Statement to be included on the Registration Statement pursuant to Rule 415(a)(6) by $1,000,000 to $999,000,000, as indicated in Exhibit 107 to this Pre-Effective Amendment No. 1; (ii) adding $1,000,000 of new securities to be included on the Registration Statement, as indicated in Exhibit 107 to this Pre-Effective Amendment No. 1; and (iii) filing an updated consent of Deloitte & Touche LLP, the registrant’s independent registered public accounting firm. Accordingly, this Pre-Effective Amendment No. 1 consists solely of this explanatory note, Part II of the Registration Statement, the signatures and the exhibit index, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions (if any).
SEC Registration Fee		$153,100(1)
Trustee’s Fees and Expenses		*
Printing Fees and Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous Fees and Expenses		*
Total:	$	*

*
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

(1)
Pursuant to Rule 415(a)(6) under the Securities Act, a portion of the filing fee previously paid in connection with the securities registered on the registration statement on Form S-3 (File No. 333-284926), as amended, which remain unsold will continue to be applied to the securities registered under this registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

Item 15.   Indemnification of Directors and Officers
Maryland law applicable to real estate investment trusts, or the Maryland REIT Law, permits a Maryland real estate investment trust, or REIT, to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by the Maryland REIT Law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former Trustee or officer of us who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a Trustee or officer of us and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our trustees and officers as described above in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our Trustees, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and our declaration of trust, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.
Reference is made to our declaration of trust, as amended, filed as Exhibit 4.1 to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-3, File No. 333-285051, and our bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K filed on June 13, 2024. Reference is also made to our indemnification agreements with our Trustees and officers, a form of which is filed as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2023.
Any underwriting agreements (Exhibits 1.1 through 1.5) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of our officers, Trustees and controlling persons.

Item 16.   Exhibits
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Amended and Restated Declaration of Trust, dated June 8, 2009, as amended to date. (Incorporated by reference to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-3, File No. 333-285051.)
4.2	Third Amended and Restated Bylaws of Office Properties Income Trust, adopted June 13, 2024. (Incorporated by reference to our Current Report on Form 8-K filed on June 13, 2024.)
4.3	Indenture, dated as of July 20, 2017, between Office Properties Income Trust and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association). (Incorporated by reference to our Current Report on Form 8-K filed on July 21, 2017.)
4.4	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-212431.)
4.5	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-212431.)
4.6	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-212431.)
4.7	Form of Senior Debt Security.*
4.8	Form of Senior Subordinated Debt Security.*
4.9	Form of Junior Subordinated Debt Security.*
4.10	Form of Articles Supplementary for Preferred Shares.*
4.11	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.12	Form of Preferred Share Certificate.*
4.13	Form of Common Share Certificate. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2018.)
4.14	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP.***
5.2	Opinion of Venable LLP.***
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.***
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).***
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).***
23.4	Consent of Venable LLP (included in Exhibit 5.2).***
24.1	Powers of Attorney of certain officers and trustees (included on signature page).***
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated as of July 20, 2017, between Office Properties Income Trust and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association).***
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.***

Exhibit No.	Description
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.***
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.***
107	Filing Fee Table.**

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

***
Previously filed.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Amended and Restated Declaration of Trust, dated June 8, 2009, as amended to date. (Incorporated by reference to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-3, File No. 333-285051.)
4.2	Third Amended and Restated Bylaws of Office Properties Income Trust, adopted June 13, 2024. (Incorporated by reference to our Current Report on Form 8-K filed on June 13, 2024.)
4.3	Indenture, dated as of July 20, 2017, between Office Properties Income Trust and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association). (Incorporated by reference to our Current Report on Form 8-K filed on July 21, 2017.)
4.4	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-212431.)
4.5	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-212431.)
4.6	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-212431.)
4.7	Form of Senior Debt Security.*
4.8	Form of Senior Subordinated Debt Security.*
4.9	Form of Junior Subordinated Debt Security.*
4.10	Form of Articles Supplementary for Preferred Shares.*
4.11	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.12	Form of Preferred Share Certificate.*
4.13	Form of Common Share Certificate. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2018.)
4.14	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP.***
5.2	Opinion of Venable LLP.***
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.***
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).***
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).***
23.4	Consent of Venable LLP (included in Exhibit 5.2).***
24.1	Powers of Attorney of certain officers and trustees (included on signature page).***
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated as of July 20, 2017, between Office Properties Income Trust and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association).***
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.***

Exhibit No.	Description
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.***
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.***
107	Filing Fee Table.**

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

***
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on April 1, 2025.
OFFICE PROPERTIES INCOME TRUST
By:
/s/ Yael Duffy

Yael Duffy
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No.1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Yael Duffy Yael Duffy	President and Chief Operating Officer	April 1, 2025
/s/ Brian E. Donley Brian E. Donley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	April 1, 2025
* Jennifer B. Clark	Managing Trustee	April 1, 2025
* Donna D. Fraiche	Independent Trustee	April 1, 2025
* Barbara D. Gilmore	Independent Trustee	April 1, 2025
* John L. Harrington	Independent Trustee	April 1, 2025
* William A. Lamkin	Independent Trustee	April 1, 2025
* Elena Poptodorova	Independent Trustee	April 1, 2025
* Adam D. Portnoy	Managing Trustee	April 1, 2025
* Jeffrey P. Somers	Independent Trustee	April 1, 2025

Signature	Title	Date
* Mark A. Talley	Independent Trustee	April 1, 2025
* By: /s/ Brian E. Donley Brian E. Donley Attorney-in-fact